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                                                                    Exhibit 23.3



                                                                  August 5, 1997


Rollerball International, Inc.
9255 Doheny Road
Los Angeles, CA 90069

Attn:  Jack Forcelledo
       President

       Re:  Initial Public Offering


Dear Jack:

        The undersigned hereby consents to the reference of the undersigned as a director nominee to the Board of Directors of Rollerball International, Inc. in the Registration Statement on Form SB-2 to be filed with the Securities and Exchange Commission. This consent may also be filed as an Exhibit to the Registration Statement.


                                          /s/        John Botti
                                          ---------------------------------
                                                     John Botti